EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-282956 on Form S-3 and Registration Statement Nos. 333-272135, 333-105203, 333-150934 and 333-177604 on Form S-8 of our reports dated February 9, 2026 relating to the financial statements of ITT Inc., and the effectiveness of ITT Inc.’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP
Stamford, Connecticut

February 9, 2026